UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
February 2, 2009 (February 2, 2009)
Commission File No. 000-22390
SHARPS COMPLIANCE CORP.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State Or Other Jurisdiction Of Incorporation Or Organization)	74-2657168 (IRS Employer Identification No.)
9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On February 2, 2009 announced that it has been awarded a contract to provide its Sharps Medical Waste Management System (“Sharps®MWMS™”) to an agency of the United States Government.

The total contract is valued at approximately $40 million and is expected to be executed over a five year period. The Company has received a purchase order for $28.5 million which represents product and services to be provided during the first contract year. The following four option years represent payment for program maintenance.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release Announcing Sharps Compliance Announces $40 Million U. S. Government Contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2009	SHARPS COMPLIANCE CORP.

	By:	/s/ David P. Tusa
Executive Vice President, Chief Financial Officer, Corporate Secretary and Business Development